Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-159964) and related Prospectus of CurrencyShares® Swedish Krona Trust and to the incorporation by reference therein of our report dated January 13, 2011, with respect to the financial statements of CurrencyShares® Swedish Krona Trust included in its Annual Report (Form 10-K) for the year ended October 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

January 13, 2012